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                                                                    EXHIBIT 99.1

FOR MORE INFORMATION:                                     INVESTOR RELATIONS
Joe Cutts                                                 JoAnn Horne
Chief Financial Officer                                   Market Street Partners
Electronics For Imaging                                   415-321-2455
650-357-3500

ELECTRONICS FOR IMAGING CORRECTS

PRODUCT CLASS ALLOCATION TABLE

Foster City Calif. - July 23, 2003 - In a press release issued July 22, 2003 concerning Electronics For Imaging, Inc. (EFI) (NASDAQ: EFII), there was an error in the table allocating revenue by product classification. The correction concerns the figures for Three Months Ended June 30, 2003 and the Six Months Ended June 30, 2003 for Digital Black-and-White Solutions and Other Sources. This table appeared on the last page of the July 22nd press release.

Corrected and as originally reported figures are listed below:

ELECTRONICS FOR IMAGING, INC.
REVENUE BREAK-DOWN
(IN THOUSANDS)
(UNAUDITED)

                                            THREE MONTHS ENDED        SIX MONTHS ENDED
                                                 JUNE 30,                JUNE 30,
                                           -------------------     -------------------
                                             2003       2002         2003        2002
                                           -------     -------     -------     -------
AS CORRECTED
REVENUE BY PRODUCT
    Digital Black-and-White Solutions      $ 9,603     $10,153     $16,258     $21,391
    Other Sources                           14,510      10,411      29,091      20,691


AS ORIGINALLY REPORTED
REVENUE BY PRODUCT
    Digital Black-and-White Solutions      $11,032     $10,153     $17,687     $21,391
    Other Sources                           13,081      10,411      27,662      20,691